UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

IONQ, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

*** SUPPORT IONQ – YOUR VOTE COUNTS ***

Dear Stockholder:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of IonQ, Inc. (the “Company”) was adjourned on June 7, 2023, due to lack of sufficient votes to constitute a quorum. Accordingly, the Company adjourned the Annual Meeting without any business being conducted. The Annual Meeting has been adjourned until 10:00 a.m. Eastern time on Thursday, June 29, 2023. The reconvened Annual Meeting will be held at the same virtual meeting link at www.proxydocs.com/IONQ.

The close of business on April 10, 2023, will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Annual Meeting. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023, (the “Proxy Statement”), which is available free of charge on the SEC’s website at www.sec.gov, at www.proxydocs.com/IONQ or on the Company’s website at investors.ionq.com/events-and-presentations/2023-Annual-Meeting.

PLEASE VOTE TODAY

During the period of adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Proxy Statement. The Company encourages all stockholders who have not yet voted to do so before Wednesday, June 28, 2023, at 11:59 p.m., Eastern time. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are described in the Proxy Statement.

Thank you for your investment in IonQ, Inc. and taking the time to vote your shares.

Sincerely,

Peter Chapman

Chief Executive Officer